EX-99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Tortoise North American Energy Corporation does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Tortoise North American Energy Corporation for the period ended November 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Tortoise North American Energy Corporation for the stated period.

/s/ David J. Schulte	/s/ Terry Matlack
David J. Schulte	Terry Matlack
Chief Executive Officer	Chief Financial Officer
Tortoise North American Energy Corporation	Tortoise North American Energy Corporation

Dated:	February 3, 2009

This certification is being furnished pursuant to Item 12(b) of Form N-CSR and Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by Tortoise North American Energy Corporation for purposes of Section 18 of the Securities Exchange Act of 1934.